EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2005 relating to the financial statements, which appears in Vyyo Inc.’s  Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Kesselman & Kesselman

Kesselman & Kesselman CPAs (ISR),
a member of PricewaterhouseCoopers
International Limited

Tel-Aviv, Israel
February 6, 2006